                                                                    EXHIBIT 10.3

                        LSI LOGIC STORAGE SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

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                                                                               .
                                                                               .

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
 SECTION 1     Purpose.....................................................     1
 SECTION 2     Definitions.................................................     1
         2.1   "1934 Act"..................................................     1
         2.2   "Board".....................................................     1
         2.3   "Code"......................................................     1
         2.4   "Committee".................................................     1
         2.5   "Common Stock"..............................................     1
         2.6   "Company"...................................................     1
         2.7   "Compensation"..............................................     1
         2.8   "Eligible Employee".........................................     1
         2.9   "Employee"..................................................     2
         2.10  "Employer" or "Employers"...................................     2
         2.11  "Enrollment Date"...........................................     2
         2.12  "Enrollment Window".........................................     2
         2.13  "Grant Date"................................................     2
         2.14  "IPO Date"..................................................     2
         2.15  "Parent"....................................................     2
         2.16  "Participant"...............................................     2
         2.17  "Plan"......................................................     2
         2.18  "Purchase Date".............................................     2
         2.19  "Share".....................................................     2
         2.20  "Subsidiary"................................................     2
 SECTION 3     Shares Subject to the Plan..................................     2
         3.1   Number Available............................................     2
         3.2   Adjustments.................................................     2
 SECTION 4     Enrollment..................................................     3
         4.1   Participation...............................................     3
         4.2   Payroll Withholding.........................................     3
 SECTION 5     Options to Purchase Common Stock............................     3
         5.1   Grant of Option.............................................     3
         5.2   Duration of Option..........................................     3
         5.3   Number of Shares Subject to Option..........................     4
         5.4   Other Terms and Conditions..................................     4
 SECTION 6     Purchase of Shares..........................................     4
         6.1   Exercise of Option..........................................     4
         6.2   Delivery of Shares..........................................     4
         6.3   Exhaustion of Shares........................................     5
 SECTION 7     Withdrawal..................................................     5
         7.1   Withdrawal..................................................     5
 SECTION 8     Cessation of Participation..................................     5
         8.1   Termination of Status as Eligible Employee..................     5

                                        i
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
                                                                             PAGE
                                                                             ----
 SECTION 9     Designation of Beneficiary..................................     5
         9.1   Designation.................................................     5
         9.2   Changes.....................................................     5
         9.3   Failed Designations.........................................     5
SECTION 10     Administration..............................................     6
        10.1   Plan Administrator..........................................     6
        10.2   Actions by Committee........................................     6
        10.3   Powers of Committee.........................................     6
        10.4   Decisions of Committee......................................     6
        10.5   Administrative Expenses.....................................     6
        10.6   Eligibility to Participate..................................     6
        10.7   Indemnification.............................................     7
SECTION 11     Amendment, Termination, and Duration........................     7
        11.1   Amendment, Suspension, or Termination.......................     7
        11.2   Modifications to Prevent Adverse Accounting.................     7
        11.3   Duration of the Plan........................................     7
SECTION 12     General Provisions..........................................     7
        12.1   Participation by Subsidiaries...............................     7
        12.2   Inalienability..............................................     7
        12.3   Severability................................................     8
        12.4   Requirements of Law.........................................     8
        12.5   Compliance with Rule 16b-3..................................     8
        12.6   No Enlargement of Employment Rights.........................     8
        12.7   Apportionment of Costs and Duties...........................     8
        12.8   Construction and Applicable Law.............................     8
        12.9   Captions....................................................     8
EXECUTION..................................................................     9

                        LSI LOGIC STORAGE SYSTEMS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1

                                    PURPOSE

     LSI Logic Storage Systems, Inc. hereby establishes the LSI Logic Storage Systems, Inc. Employee Stock Purchase Plan, effective as of March 1, 2004, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

                                   SECTION 2

                                  DEFINITIONS

     2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

     2.4 "Committee" shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

     2.5  "Common Stock" means the Class A common stock of the Company.

     2.6 "Company" means LSI Logic Storage Systems, Inc., a Delaware corporation.

     2.7 "Compensation" means a Participant's regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, but exclusive of other compensation. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

     2.8 "Eligible Employee" means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or
(b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed the required length of service with the Company, if any, as such length may be determined by the Committee in its discretion (such length of required service not to exceed two years), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved in writing by the Employer, except that if the period of

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leave exceeds ninety days and the Employee's right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave.

     2.9 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary (as the case may be) that directly employs the Participant.

     2.10 "Employer" or "Employers" means any one or all of the Company and those Subsidiaries which, with the consent of the Board or the Committee, have adopted the Plan.

     2.11 "Enrollment Date" means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

     2.12 "Enrollment Window" means a period of ten (10) business days beginning on the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under the Plan

     2.13 "Grant Date" means any date on which a Participant is granted an option under the Plan.

     2.14 "IPO Date" means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, with respect to any class of the Company's securities.

     2.15 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.16 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

     2.17 "Plan" means the LSI Logic Storage Systems, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

     2.18 "Purchase Date" means such dates on which each outstanding option granted under the Plan shall be exercised (except in such instance in which the Plan has been terminated), as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

     2.19  "Share" means a share of Common Stock

     2.20 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   SECTION 3

                           SHARES SUBJECT TO THE PLAN

     3.1 Number Available. A maximum of 1,500,000 Shares shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued Shares or treasury Shares.

     3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of Shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan and in the maximum number of Shares subject to any option under the Plan.

                                   SECTION 4

                                   ENROLLMENT

     4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. However, unless otherwise determined by the Committee, an Eligible Employee may elect to become a Participant for the option period beginning on the IPO Date only if such Eligible Employee submits to the Company an enrollment form (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than the end of the Enrollment Window. An Eligible Employee's failure to submit the enrollment form to the Company during the Enrollment Window shall result in the automatic termination of such individual's participation in such option period.

     4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 15% (or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). If permitted by the Committee, a Participant instead may elect to have a specific dollar amount withheld (subject to such uniform and nondiscriminatory rules as the Committee in its discretion may specify). A Participant may elect to increase or decrease his or her rate of payroll withholding (but not below 1% or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date) by submitting a new enrollment election in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding, thereby withdrawing from the Plan, by submitting a new enrollment form in accordance with Section 7 and such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.3 of the Plan, the Company may automatically decrease a participant's payroll deductions to 0% at any time during an option period. Under such circumstances, payroll deductions shall recommence at the rate provided in such participant's enrollment form at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 7 of the Plan.

                                   SECTION 5

                        OPTIONS TO PURCHASE COMMON STOCK

     5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase Shares. Notwithstanding the foregoing, unless otherwise determined by the Committee, each Eligible Employee shall be automatically granted an option in the Plan on the IPO Date, subject to the provisions of the Section 4.1.

     5.2 Duration of Option. Subject to Section 4.1 (relating to options granted for the option period beginning on the IPO date that automatically expire upon the close of the Enrollment Window), each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of Shares on the last Purchase Date occurring within an option period, as such option period may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (b) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (a) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the Enrollment Date that is approximately 12 months later.

     5.3 Number of Shares Subject to Option. The number of Shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Until otherwise determined by the Committee, the number of Shares available for purchase by each Participant on any Purchase Date shall in no event exceed 1,000 Shares. In addition and notwithstanding the preceding, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers and any Parent or Subsidiary) shall not give the Participant the right to purchase Shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such Shares in any calendar year during which such Participant is enrolled in the Plan at any time.

     5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

          (a) payment for Shares purchased under the option shall be made only through payroll withholding under Section 4.2;

          (b) purchase of Shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

          (c) the price per Share under the option will be determined as provided in Section 6.1; and

          (d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

                                   SECTION 6

                               PURCHASE OF SHARES

     6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole Shares. Any cash remaining after whole Shares have been purchased or that exceed the $25,000 cap described in Section 5.3 above shall be refunded to the Participant following the Purchase Date, subject to earlier withdrawal by the Participant as provided in Section 7 of the Plan. The price per Share of the Shares purchased under any option granted under the Plan, other than any option granted on the IPO Date, shall be eighty-five percent (85%) of the lower of:

          (a) the closing price per Share on the Grant Date for such option on the Nasdaq National Market; or

          (b) the closing price per Share on the Purchase Date on the Nasdaq National Market.

The price per Share of the Shares purchased under any option granted under the Plan on the IPO Date shall be eighty-five percent (85%) of the lower of:

          (c) the initial public offering price per share of the Company's Common Stock in the Company's initial public offering; or

          (d) the closing price per Share on the Purchase Date on the Nasdaq National Market.

     If a closing price is not available on the Grant Date or Purchase Date, then the closing price per Share referred to in 6.1(a), (b) and (d), above, shall refer to the closing price per Share on the last Nasdaq National Market trading day immediately preceding the Grant Date or Purchase Date, respectively.

     6.2 Delivery of Shares. As directed by the Committee in its sole discretion, Shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold Shares for the benefit of the Participants. As determined by the Committee from time to time, such Shares shall be delivered as physical certificates or by means of a book entry system.

     6.3 Exhaustion of Shares. If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines (in a uniform and nondiscriminatory manner). For example, the Committee may determine that such reduction method shall be "bottom up", with the result that all option exercises for one Share shall be satisfied first, followed by all exercises for two Shares, and so on, until all available Shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole Shares shall be refunded to the Participants (without interest thereon).

                                   SECTION 7

                                   WITHDRAWAL

     7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal form to the Company in such form and manner as the Committee may specify. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

                                   SECTION 8

                           CESSATION OF PARTICIPATION

     8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest thereon).

                                   SECTION 9

                           DESIGNATION OF BENEFICIARY

     9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any cash amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

     9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

     9.3 Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

                                   SECTION 10

                                 ADMINISTRATION

     10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

     10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

     10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

          (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

          (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

          (c) To cause an account or accounts to be maintained for each Participant;

          (d) To determine the time or times when, and the number of Shares for which, options shall be granted;

          (e) To establish and revise an accounting method or formula for the Plan;

          (f) To designate a custodian or broker to receive Shares purchased under the Plan and to determine the manner and form in which Shares are to be delivered to the designated custodian or broker;

          (g) To determine the status and rights of Participants and their Beneficiaries or estates;

          (h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

          (k) To delegate to any one or more of its members or to any other person (including, but not limited to, employees of any Employer) severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

     10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

     10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of Shares may be charged to the account of each Participant. Any brokerage fees for the purchase of Shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of Shares by a Participant, or the issuance of physical Share certificates, shall be borne solely by the Participant.

     10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

     10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

                                   SECTION 11

                      AMENDMENT, TERMINATION, AND DURATION

     11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of Shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase Shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

     11.2 Modifications to Prevent Adverse Accounting. In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion, modify or amend the Plan to reduce or eliminate such unfavorable accounting consequences including:

          (a) increasing the price per Share of the Shares to be purchased under any option on any future Purchase Date;

          (b) shortening the duration of any option so that the option terminates on a new Purchase Date; and

          (c) reducing the number of Shares that will be purchased on any future Purchase Date.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     11.3 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's and the Committee's right to amend or terminate the Plan), shall remain in effect thereafter.

                                   SECTION 12

                               GENERAL PROVISIONS

     12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

     12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

     12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     12.4 Requirements of Law. The granting of options and the issuance of Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

     12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

     12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of Shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

     12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

     12.8 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

     12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

                                   EXECUTION

     IN WITNESS WHEREOF, LSI Logic Storage Systems, Inc., by its duly authorized officer, has executed this Plan on the date indicated below.

                                          LSI LOGIC STORAGE SYSTEMS, INC.

                                          By
                                            ------------------------------------
                                            Title

Dated:           , 2004

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